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                                                                Exhibit 4.1(a)

                FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of May 10, 1996, is entered into between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 225 South Lake Avenue, Suite 1000, Pasadena, California 91101 and KRAUSE'S SOFA FACTORY, a California corporation, and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 N. Berry Street, Brea, California 92621.

                                RECITAL

        A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995 (the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

        B. Borrower has requested Lender to waive certain financial covenants defaults, modify certain financial covenants, increase the advance rate on raw materials and extend the term of the Loan Agreement.

        C. Lender is willing to further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Working Capital. Section 9.13 of the Loan Agreement is hereby amended to read in its entirety as follows:

               "9.13  Working Capital.  Borrower shall at all times, maintain
                Working Capital of not less than a negative $8,000,000."

Any breach by Borrower of Section 9.13 of the Loan Agreement, known to Lender as of the date hereof, is hereby waived.
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        2.  Adjusted Net Worth.  Section 9.14 of the Loan Agreement is hereby amended to read in its entirety as follows:

            "9.14  Adjusted Net Worth.  Borrower shall maintain Adjusted
             Net Worth for the period from February 1, 1996 through May
             30, 1996 of not less than a negative $4,500,000, and at all times thereafter of not less than a negative $4,200,000."

Any breach by Borrower of Section 9.14 of the Loan Agreement, known to Lender as of the date hereof, is hereby waived.

        3. Extension of Term. The first sentence of Section 12.1(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

            "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on January 20, 1998 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

        4. Early Termination Fee. The first sentence of Section 12.1(c) of the Loan Agreement is hereby amended to read in its entirety as follows:

            "If for any reason this Agreement is terminated, except by Lender in bad faith, prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof. Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of three percent (3%) of the Maximum Credit through January 20, 1998 and in the amount of one percent (1%) of the Maximum Credit thereafter."

        5. Effectiveness of this Amendment. Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".

             (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

             (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.


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                (c)     Representations and Warranties.  The Representations and
        Warranties set forth in the Loan Agreement must be true and correct.

                (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

                (e) Subordinated Debt. Borrower shall have received from its Parent, Krause's Furniture, Inc., a Delaware corporation, a cash capital contribution in the minimum amount of $500,000 as subordinated debt or equity contributed on terms acceptable to Lender, and Parent shall have acknowledged in a manner acceptable to Lender, that any such subordinate debt or equity other than common stock is "Junior Debt" subject to the terms and conditions of that certain Subordination Agreement between Parent and Lender dated January 20, 1995 (the "Subordination Agreement").

                (f) Payment of Modification Fee. Lender shall have received from Borrower a Modification Fee of $10,000 for the processing and approval of this Amendment, which fee shall be fully earned upon receipt.

        6. Adjustment to Raw Material Advance Rate. In addition to the amendments to the Loan Agreement provided for in paragraphs 2, 3 and 4 above,
Section 2.1(a)(ii) of the Loan Agreement will be amended to read in its entirety as follows:

                "(ii) notwithstanding the exclusion of raw materials from the definition of Eligible Inventory, during the months of January, July and August of each year, the lesser of (x) ten percent (10%) (thirty-seven percent (37%) for the months of June, July and August 1996 and January 1997) of the cost of raw materials consisting of fabric and leather, valued at the lower of cost or market, or (y) Five Hundred Thousand Dollars ($500,000) (Seven Hundred Thousand Dollars ($700,000) for the months of June, July and August 1996 and January 1997); less"

The effectiveness of the foregoing amendment to the advance rate for raw materials is subject to the satisfaction of the following conditions:

                (a) Borrower shall have received from its Parent a cash capital contribution (in addition to the cash capital contribution set forth in paragraph 5(e) above) in the minimum amount of $750,000, as subordinated debt or equity on terms acceptable to Lender, and Parent shall have acknowledged, in a manner acceptable to Lender, that any such subordinated debt or equity other than common stock is "Junior Debt" subject to the terms and conditions of the Subordination Agreement; and

                (b) Lender shall have received, at such time as Borrower pays the Modification Fee provided for in paragraph 5(f) above, an additional fee of $15,000, which fee shall be fully earned upon receipt.


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        7.  Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

        8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

        9. Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

        10. Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement and the other Financing Agreements shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender. To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Agreements, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

        11. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

        12. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no





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Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                        KRAUSE'S SOFA FACTORY,
                                        a California corporation


                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------

                                        CASTRO CONVERTIBLE CORPORATION,
                                        a New York corporation

                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------

                                        CONGRESS FINANCIAL CORPORATION
                                        (WESTERN),
                                        a California corporation

                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------



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